UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2019

CLEARWATER PAPER CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34146	20-3594554
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 West Riverside Ave., Suite 1100 Spokane, WA		99201
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (509) 344-5900

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

Long Term Incentive Plan Changes and Form Agreements

Clearwater Paper Corporation (the “Company”) is modifying its long-term incentive program for 2019.  The Company’s named executive officers will receive their 2019 long-term incentive plan awards in the following proportions:

	Percentage of Long-Term Equity Award
	Restricted Stock Units	Performance Shares
Named Executive Officers	30%	70%

For named executive officers the 2019-2021 performance share grant will be based on objective company-wide financial metrics as follows:

•	70% of performance share award based on Free Cash Flow performance
•	30% of performance share award based on ROIC performance

Free Cash Flow will be measured over a three-year period based on cumulative GAAP operating cash minus $50 million maintenance expense for each year of the period to focus on reduction of debt levels and return of capital to shareholders. ROIC, or return on invested capital, will be measured over a three-year period to focus on the delivery of financial results from the Company’s strategic initiatives and related capital expenditures.

Additionally, the Company will use relative total stockholder return (“TSR”) measured against the S&P MidCap 600® Index as a modifier to the 2019-2021 performance share award to provide for a plus or minus 25% adjustment in performance shares earned based on Free Cash Flow and ROIC performance up to a maximum 200% payout in total.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 13, 2019

CLEARWATER PAPER CORPORATION

By:	/s/ Michael S. Gadd
Michael S. Gadd, Corporate Secretary

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